FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Effective March 19, 2015, the Board of Directors of Telephone and Data Systems, Inc. (“TDS”) approved the following changes to officer titles:  Douglas D. Shuma, who was previously Senior Vice President and Controller, was appointed as Senior Vice President – Finance and Chief Accounting Officer, and Douglas W. Chambers, who was previously Vice President and Assistant Controller, was appointed Vice President and Controller.  Pursuant to the requirements of Item 5.02, this Form 8-K is being filed because Mr. Shuma is a named executive officer and serves as the principal financial officer and principal accounting officer of TDS.

The following responds to each of the requirements under Item 5.02.

(a)           N/A – this Form 8-K does not report the resignation of any directors of TDS.

(b)           Effective March 19, 2015, Douglas D. Shuma ceased to be Senior Vice President and Controller.

(c)           The following responds to each of the requirements of paragraph (c):

(1)           Effective March 19, 2015, Douglas D. Shuma was appointed as Senior Vice President – Finance and Chief Accounting Officer.   In such capacity, he continues to be TDS’ chief accounting officer and chief financial officer pursuant to the TDS Bylaws, as discussed below.

(2)           Douglas D. Shuma is 54 years old.

Mr. Shuma’s term as Senior Vice President – Finance and Chief Accounting Officer will continue until his successor is duly elected, or until his earlier resignation or removal.

There is no executory arrangement or understanding between Mr. Shuma and any other person pursuant to which he was selected to serve in any office of TDS.

Mr. Shuma has no family relationship with any director or executive officer or person nominated or chosen by TDS to become an executive officer of TDS.

Mr. Shuma has been Senior Vice President and Controller of TDS since 2007.

Prior to 2007, Mr. Shuma was a consultant at Douglas Financial Consultants, a company that he founded, since 2006.  Before that time, he was the Vice President and Controller of Baxter International Inc. for over five years.

In 2011, Mr. Shuma was appointed Chief Accounting Officer of the following TDS subsidiaries: United States Cellular Corporation (“U.S. Cellular”) and TDS Telecommunications Corporation.

Mr. Shuma is a Certified Public Accountant (inactive).

In September 2014, Mr. Shuma was appointed to the board of directors of U.S. Cellular (NYSE:  USM).

Except for U.S. Cellular, Mr. Shuma is not, and has not been during the past five years, a director in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934 or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Since the beginning of 2014, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which TDS or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Shuma or any of his immediate family members had or will have a direct or indirect material interest.

(3)           TDS has not entered into or materially amended any material plan, contract or arrangement with Mr. Shuma in connection with the foregoing.

(d)           N/A – this Form 8-K does not report the election of any directors.

(e)           See item (c)(3) above with respect to Mr. Shuma.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year

Effective March 19, 2015, the Board of Directors of TDS adopted certain amendments to the TDS Bylaws related to the foregoing officer changes.

Effective March 19, 2015, the TDS Bylaws were amended to add the position of Chief Accounting Officer and provide that “The Chief Accounting Officer shall be the chief financial officer and chief accounting officer of the Corporation.”  Prior to such amendment, the TDS Bylaws had provided that “The Controller shall be the chief financial officer and chief accounting officer of the Corporation.”

The amendments also make certain other related changes.

The foregoing description is qualified by reference to the copy of the amended Bylaws attached hereto as Exhibit 3.1, which are incorporated by reference herein.  The attached Bylaws are marked to show changes made.  An unmarked, clean copy of the Bylaws will be posted to the TDS website at www.teldta.com  under Corporate Governance.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	March 20, 2015

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
3.1	Restated Bylaws of TDS effective March 19, 2015